SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                        Act of 1934 [Amendment No. ____]

Filed by the Registrant  |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by \
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-12

                  The National Bank of Indianapolis Corporation
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:__________
    2) Aggregate number of securities to which transaction applies:_____________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
    4) Proposed maximum aggregate value of transaction:_________________________
    5) Total fee paid:__________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:____________________________________________
    2) Form Schedule or Registration Statement No.:_______________________
    3) Filing Party:______________________________________________________
    4) Date Filed:________________________________________________________

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                    107 North Pennsylvania Street, Suite 700
                           Indianapolis, Indiana 46204

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 17, 2004

     Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of The National Bank of Indianapolis Corporation ("Corporation") will be held on June 17, 2004 at 3:00 p.m., local time, at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana.

     The purposes of the meeting are:

     (1) Election of Directors. To elect three members to the Board of Directors of the Corporation to serve for a term of three years.

     (2) Amendment to the 1993 Employees' Stock Option Plan. To consider and vote upon a proposed amendment to the 1993 Employees' Stock Option Plan which would grant to the Administrative Committee of such plan the discretion to allow an option to immediately vest and continue to be exercisable in accordance with their original schedule upon the retirement of the employee to whom the option was granted.

     (3) Amendment to the 1993 Restricted Stock Plan. To consider and vote upon a proposed amendment to the 1993 Restricted Stock Plan which would grant to the Administrative Committee of such plan the discretion to immediately vest any unvested shares of restricted stock upon the retirement of the employee to whom the unvested shares of restricted stock were awarded.

     (4) Ratification of Public Accountants. To ratify the selection of Ernst & Young, LLP, as independent public accountants of the Corporation for the year ending December 31, 2004.

     (5) Other Business: To transact such other business as may properly be presented at the meeting.

     Other than with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other matters which may properly come before the meeting. The Board of Directors of the Corporation has fixed the close of business on April 28, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the Annual Meeting.

                                        By Order of the Board of Directors



                                        MICHAEL S. MAURER
                                        Chairman of the Board


                   Important--Please mail your proxy promptly.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented, regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

               The date of this Proxy Statement is April 29, 2004.

                               PROXY STATEMENT OF
                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                             107 North Pennsylvania
                                    Suite 700
                           Indianapolis, Indiana 46204
                                 (317) 261-9000

                             -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held June 17, 2004

                            ------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The National Bank of Indianapolis Corporation (the "Corporation") of Proxies for use at an Annual Meeting of Shareholders of the Corporation to be held on June 17, 2004 at 3:00 P.M., local time, at the main office of the Corporation at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana, and at any and all adjournment of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about May 19, 2004.

Proposals Presented
-------------------

         At the Annual Meeting, shareholders of the Corporation as of the close of business on April 28, 2004 will be asked to consider and vote upon the following matters:

         (1) Election of Directors. The election of three directors to the Board of Directors of the Corporation to serve until their successors are duly elected and qualified in accordance with Corporation's Articles of Incorporation.

         (2) Amendment to the 1993 Employees' Stock Option Plan. To consider and vote upon a proposed amendment to the 1993 Employees' Stock Option Plan which would grant to the Administrative Committee of such plan the discretion to allow an option to immediately vest and continue to be exercisable in accordance with their original schedule upon the retirement of the employee to whom the option was granted.

         (3) Amendment to the 1993 Restricted Stock Plan. To consider and vote upon a proposed amendment to the 1993 Restricted Stock Plan which would grant to the Administrative Committee of such plan the discretion to immediately vest any unvested shares of restricted stock upon the retirement of the employee to whom the unvested shares of restricted stock were awarded.

         (4) Ratification of Public Accountants. To ratify the selection of Ernst & Young, LLP, Certified Public Accountants, as independent public accountants of the Corporation for the year ending December 31, 2004.

         If any other matters should properly come before the meeting, the proxies will be voted, with respect to these matters, in accordance with the recommendations of the Board of Directors. Except with respect to procedural matters incident to the conduct of the meeting, management of the Corporation does not know of any additional matters that may properly come before the Annual Meeting.

Voting Rights
-------------

         Only shareholders of record as of April 28, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournment of such meeting. As of April 28, 2004, the Corporation had issued and outstanding 2,346,329 shares of Common Stock, which were held by approximately 651 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote.

         Each issued and outstanding share is entitled to one vote, exercisable in person or by proxy. Ballots will be available at the Annual Meeting for shareholders desiring to vote in person.

         The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of April 28, 2004 is necessary to constitute a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purpose of determining the approval of any matters submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         The nominees for election as director of the Corporation named in this Proxy Statement will be elected by a plurality of the votes cast. Approval of any other item or matter which may be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Proxies
-------

         The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

         Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to Morris
L. Maurer, President, The National Bank of Indianapolis Corporation, 107 N. Pennsylvania, Suite 700, Indianapolis, Indiana 46204, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.

         The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election as directors of the three persons named as nominees in this Proxy Statement, "FOR" the proposed amendments to the 1993 Employees' Stock Option Plan and 1993 Restricted Stock Plan, and "FOR" the ratification of the selection of Ernst & Young, LLC, as the independent public accountants of the Corporation for the year ending December 31, 2004. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominees' positions.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Corporation is currently composed of ten members. William J. Loveday, an existing Director whose term as a Director expires at the 2004 Annual Meeting of Shareholders, has informed the Corporation of his desire to not stand for re-election.

         The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term. The Board of Directors has determined at this time to not fill the vacancy created by the decision of Mr. Loveday to not stand for re-election, and to decrease the size of the Board from 10 to 9 Directors. As such, following the Annual Meeting, the Board will be composed of 9 Directors.

         The Board of Directors wishes to recognize and express its gratitude to Mr. Loveday for the service and leadership he has given to the Corporation and the Bank in his capacity as a Director, Chairperson of the Compensation Committee, and trusted advisor. Mr. Loveday, who has been a Director of the Corporation since 1995, retired as the president and chief executive officer of Clarian Health Partners, Inc. in 2002.

         The terms of the following three incumbent directors expire at the 2004 Annual Meeting of Shareholders:

                  o        James M. Cornelius,
                  o        G. Benjamin Lantz, Jr., and
                  o        Michael S. Maurer.

Each of these directors has been nominated for re-election to a three-year term to expire at the 2007 Annual Meeting of Shareholders. At the Annual Meeting proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends that the shareholders vote FOR the election of the above-named nominees for Director.

Information Concerning Nominees, Directors and Executive Officers
-----------------------------------------------------------------

         The following sets forth information as to each nominee for election at the Annual Meeting, each director continuing in office, and each executive officer of the Corporation and the Bank as of December 31, 2003, including their ages, present principal occupations, other business experience during the last five years and directorships in other publicly held companies. Each individual's service with the Corporation and the Bank began at the formation of the Corporation in 1993, unless otherwise noted. In addition, all current directors of the Corporation are also current directors of the Bank.

         KATHRYN G. BETLEY - Age 62, Term Expires 2006. Ms. Betley, a director since 1995, has been chairperson of the board, secretary and co-owner of Romancing the Seasons, a retail store located in Indianapolis, from 1989 through the present. Ms. Betley also is a member of the board of Voluntary Enterprises, Inc., a subsidiary of Community Hospitals Foundation, Inc., which develops and manages surgery centers. Ms. Betley is an active community volunteer in the Indianapolis area and is involved with and serves on the boards of many civic organizations.

         JAMES M. CORNELIUS - Age 60, Term Expires 2004. Mr. Cornelius, a director, is the non-executive chairman of the board of directors of Guidant Corporation, a leading cardiac and vascular medical device company traded on the New York Stock Exchange. He was elected to this position and as its senior executive in September 1994 when Guidant was formed. Mr. Cornelius relinquished his executive responsibilities in 2000, upon retirement after 33 years of combined service to Guidant and Eli Lilly and

Company. He served as vice president of finance and chief financial officer at Lilly from January 1983 until joining Guidant and served on Lilly's Board and Executive Committee from December 1986 until joining Guidant. Mr. Cornelius also serves on the Board of Directors for The Chubb Corporation and DIRECTV Group, Inc. He is also a member of the Israeli medical device start-up Given Imaging, which is listed on NASDAQ. He served as a director of Indiana National Bank from 1982 through 1992.

         DAVID R. FRICK - Age 59, Term Expires 2006. Mr. Frick, a director, is the executive vice president and chief legal and administrative officer of Anthem, Inc. (a health care management and health insurance company). He joined Anthem Insurance in 1995 as Executive Vice President and Chief Legal and Administrative Officer. Prior to joining Anthem Insurance, he served as a director. Mr. Frick was a partner at the law firm of Baker & Daniels from 1982 to 1995, and he was managing partner from 1987 to 1992. He was Deputy Mayor of the City of Indianapolis from 1977 to 1982. He also is a director of Artistic Media Partners, Inc. (radio stations).

         ANDRE B. LACY - Age 64, Term Expires 2005. Mr. Lacy, a director, began his career in 1961 with the predecessor of Lacy Diversified Industries, Inc. as an analyst. Mr. Lacy held various positions with the company before becoming chairman and chief executive officer of LDI, Ltd., LLC and its subsidiaries. Its various entities include: Lacy Distribution, Inc.; Tucker-Rocky Distributing; and, FinishMaster, Inc. Mr. Lacy was a director of Merchants National Bank & Trust Company and Merchants National Corporation/National City Corporation from 1979 through 1992. He also served as chairman of the Finance Committee and as a member of the Executive Committee. Mr. Lacy is currently a director of Patterson Dental Company, St. Paul, Minnesota; Herff Jones, Indianapolis, Indiana; and FinishMaster, Inc., Indianapolis, Indiana.

         G. BENJAMIN LANTZ, JR. - Age 68, Term Expires 2004. Dr. Lantz, a director, was president of the University of Indianapolis from 1988 through May 1998. He is currently retired and serves as an independent consultant. He served approximately 18 years in the administration of various colleges before he became vice president, administration and development at NESCO, Inc., a privately held manufacturing, real estate and engineering company located in Mayfield Heights, Ohio. Dr. Lantz's responsibilities included supervision of legal counsel and corporate recruitment. Dr. Lantz was also involved in acquisitions and divestitures and locating, analyzing and negotiating and conducting due diligence activities for the purchase of companies. Dr. Lantz also monitored corporate activities for four companies.

         MICHAEL S. MAURER - Age 61, Term Expires 2004. Mr. Maurer, the chairman of the board of the Corporation and the Bank, was self-employed as an attorney from 1969 through 1988. In 1987 Mr. Maurer became chief executive officer and fifty percent owner of MYSTAR Corp., a broadcasting company which owns Indianapolis radio stations WTPI-FM, WZPL-FM and WMyS-AM. Mr. Maurer sold his interest in MYSTAR Corp. in 2004. In 1990 Mr. Maurer became chief executive officer and fifty percent owner of IBJ Corp., a publishing company which owns The Indianapolis Business Journal, The Court and Commercial Record, Indiana Lawyer, and Senior Beacon. From April 1991 through December 1992, Mr. Maurer served as a director and member of the Executive Committee of Merchants National Bank/National City Bank, Indianapolis, Indiana.

         MORRIS L. MAURER - Age 53, Term Expires 2005. Mr. Maurer is the president, chief executive officer and a director of the Corporation and the Bank. He has served in that capacity since the inception of the Corporation and the Bank. He was employed by Indiana National Bank/INB Financial Corporation from 1975 through 1992. In Mr. Maurer's capacity as senior vice president, he was responsible for corporate-wide strategic planning, venture capital, chairman of corporate and lead bank ALCO committees, mergers and acquisitions, and economic research. As chief financial officer, Mr. Maurer was responsible for general accounting, controller, investment, funds desk, security sales and brokerage functions. In addition, Mr. Maurer was a member of the executive management committee, and chairman of the state-wide bank integration committee.

         PHILIP B. ROBY - Age 61, Term Expires 2006. Mr. Roby is the executive vice president, chief operating officer and a director of the Corporation and the Bank and is also the chief lending officer of the Bank. He has served in those capacities since the inception of the Corporation and the Bank. He began his career at Indiana National Bank in 1965 in its Management Training Program. During the years between 1967 to 1973, Mr. Roby worked as a Commercial Lending Officer and Correspondent Banking Officer at Indiana National Bank. In 1973, he was named manager of the Commercial Credit Department with responsibility for the Commercial Credit Training Program in Commercial Loan Analysis. In 1975, he became president of two real estate subsidiaries of the parent holding company, Indiana National Financial Corporation.

         From 1978 to 1990, he held the position of senior vice president and division head of the Metropolitan Division. Mr. Roby served as a member of the Commercial Loan Committee during this period. In 1990, Mr. Roby became president of INB Banking Company, Northeast, an affiliate bank of INB Financial Corporation, located in Fort Wayne, Indiana. Subsequent to the INB merger with NBD Bancorp, he was elected executive vice president and senior commercial lending officer for the Northeast Region of the merged bank and was also named one of the eight members of the Senior Indiana Loan Committee of NBD Indiana, Inc.

         TODD H. STUART - Age 39, Term Expires 2005. Mr. Stuart, a director, has been employed by Stuart's Household Furniture Moving & Storage, Inc., a household and commercial moving, packing and warehousing business since 1983. As vice president of the company, Mr. Stuart's responsibilities include sales, daily operations and supervision of more than 40 employees. Mr. Stuart is also a director of Brightpoint, Inc., which is listed on NASDAQ.

         DEBRA L. ROSS - Age 42. Ms. Ross is the chief financial officer of the Corporation and the Bank. She has been employed by the Corporation and the Bank since their formation. She was employed as a staff accountant at KPMG-Peat Marwick from 1987 to 1989. From 1989 to 1993 she was employed by Summit Bank as assistant vice president and assistant controller, where she was responsible for developing and administering accounting policies and procedures, regulatory reporting, financial analysis, budgeting, and directing and supervising the activities of the accounting and cash management departments.

Additional Information Concerning Board of Directors
----------------------------------------------------

         Attendance at Meetings

         During 2003, the Board of Directors of the Corporation held 11 regular meetings and no special meetings. No incumbent director attended fewer than 75% of the aggregate number of Board meetings and meetings on committees on which he or she served.

         Director Attendance at the Annual Meeting of Shareholders

         All directors of the Corporation are encouraged to attend the annual meeting of the shareholders and the annual meeting of the Board of Directors. In 2003, nine of the ten directors of the Corporation were in attendance at the annual shareholders meeting.

         Certain Relationships

         Certain family relationships exist among the directors of the Corporation. Michael S. Maurer and Morris L. Maurer are cousins. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

         Committees

         The Committees of the Corporation and the Bank consist of the ALCO/Investment Committee; the Audit, Compliance, and Conflict of Interest Committee; the CRA/Marketing Committee; the Compensation Committee; the 401(k) Committee; and the Loan Policy Committee.

         The Board of Directors had no standing nominating committee or any committee performing similar functions during 2003; such functions are performed by the Board of Directors as a whole. The Board believes that because seven of the nine incumbent directors are "independent," as defined in the listing standards of the National Association of Securities Dealers, it is appropriate for the entire Board of Directors to discuss and consider matters relating to nominations and the selection of director nominees. The Board of Directors does not have a formal policy with respect to the consideration of any nominees recommended by a shareholder. In the nominee process, the Board of Directors identifies director nominees through a combination of referrals, including by management, existing board members and shareholders. Once a candidate has been identified, the Board of Directors reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board of Directors believes it to be appropriate, certain Directors may meet with the proposed nominee before making a final determination. The Board of Directors considers all factors it deems relevant regarding a possible director nominee, including his or her business experience, civic involvement, and general reputation in the community. In this respect, the Board has not identified any specific minimum qualifications which must be met to be considered as a nominee. The Board of Directors received no security holder recommendations for nomination to the Board of Directors in connection with the 2004 annual meeting of shareholders. The director nominees for the 2004 annual meeting are all incumbent directors.

         The Corporation's and the Bank's Audit, Compliance, and Conflict of Interest Committee consisted of Ms. Betley (Chairperson), Dr. Lantz and Mr. Cornelius in 2003. The Board of Directors has determined in its reasonable business judgment that the members of the Audit Committee are "independent", as defined in the listing standards of the National Association of Securities Dealers, and that Mr. Cornelius is an audit committee financial expert. This Committee met six times during 2003. The report of the Audit Committee is set forth later in this proxy statement under the caption "Report of the Audit Committee." The charter of the Audit Committee, as amended on April 15, 2004, is included as Exhibit A to this proxy statement.

         The principal functions of the Audit Committee include:

         o        Annually evaluating and appointing the external auditor;
         o Reviewing with the external auditor and with management the proposed scope of the annual audit, past audit experience, the Corporation's program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;
         o Reviewing any significant disagreements between management and the external auditor in connection with the preparation of the financial statements;
         o Discussing the quality and adequacy of the Corporation's disclosure controls and internal controls with management, the internal auditors and the external auditor;
         o Reviewing the Corporation's annual and quarterly filings with the Securities and Exchange Commission; and
         o Reviewing with the Bank's compliance officer the Bank's compliance with regulatory requirements.

         The Corporation and the Bank's Compensation Committee during 2003 consisted of William J. Loveday (Chairperson), Michael S. Maurer, Mr. Lacy and Mr. Stuart. Because of Mr. Loveday's decision to not stand for re-election in 2004, in March 2004 the Board of Directors appointed David R. Frick as the Chairperson of this Committee. This Committee met four times during 2003. The report of the Compensation Committee is set forth later in this proxy statement under the caption "Compensation of Officers -- Compensation Committee Report." The principal functions of the Compensation Committee include the review of the compensation of the executive officers of the Bank and recommendations with respect to salaries, bonuses, other benefits, and other compensation matters to the Board of Directors.

         Compensation of Directors

         To assist in attaining profitability, prior to 2001 Directors of the Corporation and the Bank were compensated for their services as directors solely by the grant of stock options. In June 1996 the Board of Directors adopted a resolution providing that Directors be compensated with stock options each year having a net present value of approximately $17,500 to $20,000 until such time as the Directors are compensated with cash compensation. After analyzing the form and amount of compensation paid to similarly situated companies, the Directors determined that beginning in 2001 Directors would be compensated in the form of cash and grants of stock. For 2003 Messrs. Cornelius, Frick, Lacy, Lantz, Loveday and Stuart and Ms. Betley each were awarded 320 shares of stock and were paid $833 per board meeting attended. In addition, for all committee meetings except the audit committee, Directors were paid $500 per committee meeting attended. Members of the audit committee received $700 per audit committee meeting attended. Ms. Betley, the chairperson of the audit committee, also received a fee of $2,000 for her service as audit committee chairperson. In 2003, Michael S. Maurer, who is the Chairman of the Board of Directors but is not an employee, received an annual director fee composed of a cash payment equal to $40,000 in January and a grant of shares of the Corporation equal to $40,000 in July, which number of shares equaled 1,280 shares. Mr. Maurer receives no other fees in his capacity as a director. Morris L. Maurer and Philip B. Roby were not separately compensated for their services as directors of the Corporation or the Bank.

                      EXECUTIVE OFFICERS OF THE CORPORATION

         The executive officers of the Corporation, all of whom serve for a one year term, consist of Morris L. Maurer, president and chief executive officer; Philip B. Roby, executive vice president, chief operating officer and chief lending officer; and Debra L. Ross, chief financial officer.

                    SENIOR FINANCIAL OFFICERS CODE OF ETHICS

         The Board of Directors of the Corporation has adopted a Senior Financial Officers Code of Ethics that applies to the Corporation's senior financial officers, consisting of the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The purpose of the Code of Ethics is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Corporation's financial records and the preparation of financial statements filed with the Securities and Exchange Commission. This Code of Ethics supplements the Code of Ethics applicable to all of the Corporation's and the Bank's employees. A copy of the Corporation's Senior Financial Officers Code of Ethics is available to any person who requests a copy, free of charge, by calling Suzanne Harris at (317) 261-9000.

                            COMPENSATION OF OFFICERS

Compensation Committee Report
-----------------------------

         Decisions on compensation of the Corporation's executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of the Bank. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation of the Corporation and the Bank's executive officers are reviewed by the full Board.

Compensation Policies Toward Executive Officers

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for individual performance and for performance of the Corporation as a whole. Although there are established goals and standards relating to performance of the Corporation, these goals and standards have not been established solely for utilization in setting compensation of individual employees. The Compensation Committee does, however, consider the Corporation and the Bank's performance compared to the Annual Plan and compared to certain established non-financial goals in setting compensation levels

         Base Salary

         Each executive officer is reviewed individually by the Compensation Committee, which review includes an analysis of the performance of the Corporation and the Bank. In addition, the review includes, among other things, an analysis of the individual's performance during the past fiscal year, focusing primarily upon the following aspects of the individual's job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability; initiative; attendance; overall skill level; and overall value to the Corporation.

         Bonus Amounts

         During 2003, the Board of Directors approved an incentive bonus plan ("Incentive Bonus Plan") for all employees of the Bank applicable only in 2003. Under the terms of the Incentive Bonus Plan, all employees were entitled to receive a bonus of up to 18% of their salary, depending upon the amount, if any, by which the Bank exceeded its profit plan. An additional bonus in the aggregate amount of $55,000 was awarded to Morris L. Maurer and Philip B. Roby for exceptional individual performance in areas considered critical to the success of the Corporation and the Bank. This bonus was based upon a review of compensation levels in other financial institutions similar in size to the Corporation and the Bank; a comparison of the Corporation's performance compared to the 2003 goals for growth in assets, loans, "wealth management" assets under management, and net income; and, consideration of non-financial performance, including the results of regulatory examinations.

         Other Compensation Plans

         At various times in the past, the Corporation has adopted certain broad-based employee benefit plans for all employees. Senior executives are permitted to participate in these plans on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans. These plans include such customary employee benefit plans as medical insurance, life insurance, and a 401(k) plan.

         Mr. Maurer's 2003 Compensation

         Regulations of the Securities and Exchange Commission require that the Compensation Committee disclose the Committee's basis for compensation reported for any individual who served as the Chief Executive Officer during the last fiscal year. Morris L. Maurer's salary was determined in the same manner as discussed above for other senior executives.

Members of the Compensation Committee:

William J. Loveday (Compensation Committee Chairperson until March 18, 2004), Michael S. Maurer,
Andre B. Lacy, and
Todd H. Stuart

Compensation Committee Insider Participation
--------------------------------------------

         During the past fiscal year, none of the executive officers who received compensation from the Corporation or the Bank served on the Compensation Committee.

Summary Compensation Table

         The following table sets forth for the fiscal year ending December 31, 2003 the cash compensation paid by the Corporation or the Bank, as well as certain other compensation paid or awarded during those years, to the chief executive officer and any other executive officer whose total annual salary and bonus equaled or exceeded $100,000.

-------------------------------------------------------------------------------------------------------------
                        Annual Compensation (1)                 Long Term Compensation
-------------------------------------------------------------------------------------------------------------
Name and             Year     Salary        Bonus           Restricted         Securities             All
Principal                                                      Stock           Underlying            Other
Position                       ($)         ($)(2)             Awards          Options/SARS       Compensation
                                                              ($)(3)               (#)                (4)
-------------------------------------------------------------------------------------------------------------
Morris L.           2003     $235,667       $45,790             $0                -0-              $6,000
Maurer,
President and       2002     $222,308       $62,747          $111,000            9,500             $5,507
Chief Executive
Officer             2001     $205,655       $53,726             $0                -0-              $5,100
-------------------------------------------------------------------------------------------------------------
Philip B. Roby,     2003     $205,199       $40,071             $0                -0-              $6,000
Executive Vice
President and       2002     $193,567       $54,635          $83,250             7,500             $2,409
Chief Operating
Officer             2001     $181,769       $47,301             $0                -0-              $2,028
-------------------------------------------------------------------------------------------------------------
Debra L. Ross,      2003     $108,446       $10,591             $0                -0-              $3,820
Senior Vice
President and       2002     $99,238        $18,886          $41,625             4,000             $3,380
Chief Financial
Officer             2001     $92,077        $13,349             $0                -0-              $3,223
-------------------------------------------------------------------------------------------------------------

(1) While executive officers enjoy certain perquisites, the amount of such perquisites are less than 10% of such officer's annual salary and bonus and are not required to be reported.

(2) Amounts include amounts awarded under the Incentive Bonus Plan and additional amounts deemed appropriate by the Board of Directors in recognition of performance critical to the success of the Bank.

(3) The 2002 award reported in the table represents awards under the 1993 Restricted Stock Plan of the Corporation. One hundred percent of these shares of restricted stock awarded in 2002 will vest on June 20, 2007. The amounts in the table represent an assumed value of $27.75 per share for 2002, which is the value determined by the Board of Directors to be the "fair market value" of a share of the Corporation's Common Stock at June 20, 2002 (the date of the award of these shares of restricted stock), without giving effect to the diminution in value attributable to the restrictions on such stock. Dividends, if declared by the Corporation, would be paid on the restricted shares at the same time and rate as dividends paid to shareholders of unrestricted shares. At December 31, 2003, the total number and value (based on a value of $32.00 per share) of shares of restricted stock held by the named executive officers were as follows: Mr. Maurer (37,000 shares; $1,184,000); Mr. Roby (27,000 shares; $864,000); and Ms. Ross (4,000 shares; $128,000). The assumed value of $32.00 at December 31, 2003 is the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31, 2003, without giving effect to the diminution in value attributable to the restrictions on such stock. Because there is not an established trading market for the Common Stock, the assumed values of $27.75 at June 20, 2002 and $32.00 at December 31, 2003 may not reflect the actual price which would be paid for a share of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.

(4) These amounts represent amounts contributed by the Corporation under the Corporation's 401(k) plan.

Employee Benefit Plans
----------------------

          Stock Plans

         The Corporation has adopted a stock option program for officers and key employees and a restricted stock plan for officers and employees of the Corporation and the Bank. The Corporation also adopted a stock option program for Directors which expired in May 2003; however, although no options now may be granted under this plan, outstanding options granted under the directors' plan may continue to be exercised in accordance with the terms of the option grants.

         Under the employee option program, options for an aggregate of 340,000 shares may be granted. A total of 165,000 shares have been reserved for issuance under the restricted stock plan. The Board of Directors of the Corporation believes these programs provide an important incentive to those who will be instrumental to the success of the Corporation and of the Bank. A more detailed description of each of the programs is set forth below.

         Disclosure Of Equity Compensation Plan Information As Of December 31, 2003


         The following table provides information on all existing Stock Option Plans and Restricted Stock Plans as of December 31, 2003.

------------------------------------------------------------------------------------------------------------
       Plan category                    (a)                        (b)                        (c)
                                                                                     Number of securities
                                                                                    remaining available for
                              Number of securities to       Weighted-average         future issuance under
                              be issued upon exercise       exercise price of         equity compensation
                              of outstanding options,     outstanding options,         plans (excluding
                                warrants and rights        warrants and rights      securities reflected in
                                                                                          column (a))
------------------------------------------------------------------------------------------------------------
 Equity compensation plans          379,695 (2)                  $19.15                 52,043 (3) (4)
    approved by security
        holders (1)
------------------------------------------------------------------------------------------------------------

(1) Includes all outstanding Stock Option Plans and Restricted Stock Plans of the Corporation.

(2) Includes securities to be issued upon the exercise of options under the Stock Option Plans, and does not include any shares of outstanding restricted stock.

(3) Includes 16,000 shares subject to issuance under the Restricted Stock Plan and 36,643 shares subject to issuance under the Stock Option Plans.

(4) Not reflected in the above are shares which may be issued in connection with the payment of directors' fees. In 2003, each non-employee Director of the Corporation, other than the Chairman of the Board, received as partial payment of director fees grants of 320 shares of the common stock of the Corporation (for an aggregate number of 2,240 shares). In addition, the above does not include shares which may be issued in connection with the payment of director fees to the Chairman of the Board. In 2003, the Chairman received as partial payment of his director fees 1,280 shares. For a discussion of these fees, see the portion of this proxy statement entitled "Compensation of Directors" above.

         1993 Employees' Stock Option Plan. This plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and the grant of nonqualified stock options (the "Plan"). The Plan provides for the award of stock options to elected officers and key employees of the Corporation and its subsidiaries, including the Bank, which currently is the Corporation's only subsidiary. The exercise price for all options granted under the Plan will not be less than the greater of $10.00 or the fair market value of the Shares on the date of grant. The Plan will expire on May 31, 2008.

         Options may be granted under the Plan only to officers and other key employees who are in positions to make significant contributions to the success of the Corporation. The Compensation Committee, consisting of outside directors of the Corporation who are ineligible under the Plan to receive options themselves, administers the Plan.

         Options are exercisable in whole or in part upon such terms and conditions as may be determined by the Compensation Committee, but in no event will any incentive stock options be exercisable later than ten years after date of grant.

         A total of 340,000 shares has been reserved for issuance under the Employee Stock Option Plan. As of April 28, 2004, there were 37,443 shares available for issuance under the Plan.

         Aggregate Fiscal Year-end Option Values Table

         The following table shows the number of shares covered by both exercisable and non-exercisable stock options by Messrs. M.L. Maurer and Roby and Ms. Ross as of December 31, 2003. Also reported are the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end assumed price of the Common Stock. For purposes of the following table, the year-end price of the stock was assumed to be $32.00, which is the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31, 2003. Because there is not an established trading market for the Common Stock, the assumed price of $32.00 may not reflect the actual price which would be paid for shares of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment.

-------------------------------------------------------------------------------------------------------------
                                                     Number of Shares               Value of Unexercised
                                              Underlying Unexercised Options        In-the-Money Options
                                                    at Fiscal Year End               At Fiscal Year End
-------------------------------------------------------------------------------------------------------------
                   Shares           Value
  Name           Acquired on      Realized     Exercisable    Unexercisable     Exercisable    Unexercisable
                 Exercise (#)        ($)
-------------------------------------------------------------------------------------------------------------
Morris L.            -0-             -0-          45,000           12,000         $900,000         $72,875
Maurer
-------------------------------------------------------------------------------------------------------------
Philip B.            -0-             -0-          33,000           9,500          $654,000         $57,875
Roby
-------------------------------------------------------------------------------------------------------------
Debra L.            1,600          $20,400          -0-            4,400              -            $22,200
Ross
-------------------------------------------------------------------------------------------------------------

         1993 Directors' Stock Option Plan. In 1993, the Board of Directors of the Corporation adopted a nonqualified stock option plan (the "Directors' Plan") which provides for the grant of nonqualified stock options to those individuals who are not officers or employees of the Corporation or the Bank and who serve as directors (the "Outside Directors") of the Corporation or any of its subsidiaries, including the Bank. This plan expired in May 2003; however, outstanding options granted under this plan may continue to be exercised in accordance with the terms of the option grant.

         The Directors' Plan provides for the grant of nonqualified stock options to acquire shares of the Corporation at a price equal to the greater of $10.00 or the fair market value of the shares on the date of grant. A total of 93,500 options are still outstanding and exercisable under the plan.

         The options under this program are exercisable for ten years from the date of grant. In addition, the options will immediately become null and void, without any action required by the Corporation or the Bank, the FDIC, the OCC, or the Federal Reserve if the Federal Reserve, the FDIC, or the OCC issues a directive or final order to the Corporation or the Bank requiring a contribution of capital. Individuals become eligible to receive grants of options under the Directors' Plan upon their election to a qualifying board of directors but do not receive additional options because they are a member of more than one such board.

         1993 Restricted Stock Plan. In 1993, the Board of Directors of the Corporation adopted the Restricted Stock Plan provides for the outright grant of shares, subject to the vesting schedule set forth in the agreement between the recipient and the Administrative Committee of the Restricted Stock Plan, to officers and employees of the Corporation and the Bank. Grants under the Restricted Stock Plan may be made only to officers and other employees who are in position to make significant contributions to the success of the Corporation. The Compensation Committee, consisting of outside directors of the Corporation who are ineligible under the Plan to receive grants of restricted stock, administers the Restricted Stock Plan. Such committee has the authority to determine the number of grants to issue and to whom such grants are made, what price, if any, will be required to purchase shares of stock issued under the Restricted Stock Plan and the vesting schedule of the restricted stock.

         The Restricted Stock Plan provides for the issuance of up to 165,000 Shares. The plan expires on May 31, 2008. As of April 28, 2004, there were 16,400 shares available for issuance under the Restricted Stock Plan.

401(k) Savings Plan

         The Corporation sponsors The National Bank of Indianapolis Corporation 401(k) Savings Plan for the benefit of substantially all of the employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries become participants in the 401(k) Plan after completing one year of service for the Corporation or its subsidiaries and attaining age 21.

         Each participant may enter into a salary redirection agreement with the Corporation or the Bank whereby the Corporation or the Bank redirects to the participant's account in the 401(k) Plan an amount, on a pre-tax basis, equal to not less than one percent (1%) or more than fifty percent (50%) of the participant's compensation, as defined in the 401(k) Plan. If a participant makes salary redirection contributions to the 401(k) Plan, the Corporation will make a matching contribution in the amount necessary to match 50% of the participant's salary redirection contribution up to 6% of the participant's compensation, as defined in the 401(k) Plan. The Board of Directors of the Corporation may, in its discretion, make an additional matching contribution to the 401(k) Plan in such amount as the Board may determine. In addition, the Corporation may fund all or any part of its matching contributions with shares of its stock. The Corporation also may, in its discretion, make a profit sharing contribution to the 401(k) Plan.

         An employee who has an interest in a qualified retirement plan with a former employee may transfer the eligible portion of that benefit into a rollover account in the 401(k) Plan. The participant may request that the trustee invest up to 50% of the fair market value of the participant's rollover contribution (valued as of the effective date of the contribution to the 401(k)
Plan) in whole and fractional shares of the Common Stock to the Corporation.

         Benefits under the 401(k) Plan are distributable to participants or their beneficiaries in a single lump sum payment.

Certain Other Transactions
--------------------------

         The Corporation's officers and directors, as well as firms and companies with which they are associated, have had and will have banking transactions with the Bank. It is the policy of the Bank that any credit extended to such persons, firms and companies will be extended only in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and will not involve more than the normal risk of collectability or present other unfavorable features.

                       FIVE YEAR TOTAL SHAREHOLDER RETURN

         The following indexed graph indicates the Corporation's total return to its shareholders on its common stock for the past five years, assuming dividend reinvestment, as compared to total return for the Russell 2000 Index and the Peer Group Index (which is a line-of-business index prepared by an independent third party consisting of stock of banks with assets between $500 million and $1 billion). The comparison of total return on investment for each of the periods assumes that $100 was invested on January 1, 1999, in each of the Corporation, the Russell 2000 Index, and the Peer Group Index. Shares of the common stock of the Corporation are not traded on any national or regional exchange or in the over-the-counter market and there is not an established market for the common stock. For purposes of the following graph, the year-end price of the stock was assumed to be the value determined by the Board of Directors for purposes of the Corporation's 401(k) Savings Plan to be the "fair market value" of a share of the Corporation's Common Stock at December 31. Because there is not an established trading market for the Common Stock, these assumed prices may not reflect the actual price which would be paid for shares of the Common Stock in an active or established trading market and should not necessarily be relied upon when determining the value of a shareholder's investment


                        [PERFORMANCE CHART APPEARS HERE]



                                                         Period Ending
                                  ----------------------------------------------------------
Index                             12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
--------------------------------------------------------------------------------------------
The National Bank of Indianapolis
Corporation                        100.00    114.29    131.43    148.57    168.57    182.86
Russell 2000                       100.00    121.26    117.59    120.52     95.83    141.11
SNL $500M-$1B Bank Index           100.00     92.57     88.60    114.95    146.76    211.62

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of April 28, 2004 the total number of shares of Common Stock of the Corporation beneficially owned by each director and executive officer of the Corporation and by all directors continuing in office and executive officers as a group. The number of shares shown as being beneficially owned by each director and executive officer are those over which he or she has sole voting or investment power, unless otherwise noted.

--------------------------------------------------------------------------------------------------

                                                                Number of Shares  Percent of Class
             Name of Beneficial Owner

--------------------------------------------------------------------------------------------------
Kathryn G. Betley                                                   13,955(1)           0.6%
--------------------------------------------------------------------------------------------------
James M. Cornelius                                                  32,580(2)           1.4%
--------------------------------------------------------------------------------------------------
David R. Frick                                                      24,330              1.0%
--------------------------------------------------------------------------------------------------
Andre B. Lacy                                                       42,080 (3)          1.8%
--------------------------------------------------------------------------------------------------
G. Benjamin Lantz, Jr.                                              24,630 (3)          1.0%
--------------------------------------------------------------------------------------------------
Michael S. Maurer                                                  612,696 (4)         25.8%
--------------------------------------------------------------------------------------------------
Morris L. Maurer                                                   110,098 (5)          4.6%
--------------------------------------------------------------------------------------------------
Philip B. Roby                                                      74,184 (6)          3.1%
--------------------------------------------------------------------------------------------------
Todd H. Stuart                                                      15,705 (7)          0.7%
--------------------------------------------------------------------------------------------------
Debra L. Ross                                                        5,094 (8)          0.2%
--------------------------------------------------------------------------------------------------
Directors and executive officers as a group (consisting of 10      955,352             38.1%
individuals)
--------------------------------------------------------------------------------------------------

(1) Includes 11,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans -- 1993 Directors' Stock Option Plan."

(2) Includes 6,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans -- 1993 Directors' Stock Option Plan."

(3) Includes 13,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(4) Includes 29,000 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(5) Includes 38,000 shares held jointly with the spouse of Mr. Maurer, 45,000 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options, 15,500 shares of restricted stock, and

         2,098 shares in the 401(k) Plan allocated to the account of Mr. Maurer. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan," and "--1993 Restricted Stock Plan".

(6) Includes 7,900 shares held jointly with the spouse of Mr. Roby, 2,000 shares held by the spouse of Mr. Roby as custodian for the grandchildren of Mr. Roby, 33,000 shares which Mr. Roby has the right to acquire pursuant to the exercise of stock options, 27,000 shares of restricted stock, and 1,784 shares in the 401(k) Plan allocated to the account of Mr. Roby. See "Employee Benefit Plans -- 1993 Employee Stock Option Plan" and "--1993 Restricted Stock Plan."

(7) Includes 10,500 shares which such individual has the right to acquire pursuant to the exercise of options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

(8) Includes 4,000 shares of restricted stock and 974 shares in the 401(k) Plan allocated to the account of Ms. Ross. See "Employee Benefit Plans" and "--1993 Restricted Stock Plan."

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports by these individuals. Except as set forth below, based solely on a review of Forms 3, 4 and 5 and amendments to such forms, all filings on behalf of such persons were made on a timely basis in 2003. Unless otherwise noted, the transactions reflected in the following related to the failure to file timely reports upon the receipt of stock options or shares granted to directors as fees, the exercise of such options, the receipt of stock options or shares of restricted stock by executive officers, the exercise of warrants granted by the Corporation, or the sale of shares to the Corporation: Kathryn G. Betley (two reports covering six transactions); James M. Cornelius (two reports covering eleven transactions, including one transaction involving the acquisition of shares from an unrelated third party); David R. Frick (two reports covering eleven transactions); Andre
B. Lacy (three reports covering eight transactions); G. Benjamin Lantz, Jr. (two reports covering ten transactions, including three transactions involving the acquisition of shares from a third party); William J. Loveday (two reports covering six transactions); Michael S. Maurer (two reports covering six transactions, including one transaction involving the sale of shares to third parties); Morris L. Maurer (two reports covering five transactions); Philip B. Roby (three reports covering ten transactions, including four transfers by gift); Debra L. Ross (two reports covering seven transactions); and Todd H. Stuart (two reports covering eight transactions).

                             PRINCIPAL SHAREHOLDERS

         The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on April 28, 2004, more than 5% of the Common Stock of the Corporation:

-----------------------------------------------------------------------------------
Name and Address of Beneficial Owner   Shares Beneficially Owned   Percent of Class
-----------------------------------------------------------------------------------
Michael S. Maurer                               612,696 (1)              25.8%
-----------------------------------------------------------------------------------
Eugene and Marilyn Glick                        125,000                   5.3%
-----------------------------------------------------------------------------------

(1) Includes 29,000 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options. See "Employee Benefit Plans--1993 Directors' Stock Option Plan."

                                     ITEM 2
                AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN

         As set forth above under "Employee Benefit Plans -- Stock Option Plans", the Corporation has adopted a stock option plan for officers and employees of the Corporation and the Bank. The Board of Directors has adopted a proposed amendment to the Employee Stock Option Plan, subject to shareholder approval, which would provide for a change to the vesting schedule and exercisability of options upon the retirement of certain employees. The Employee Stock Option Plan currently provides that all unexercised stock options terminate upon termination of employment for any reason.

         The proposed amendment would change the Employee Stock Option Plan to provide that if an employee to whom options have been granted has attained the age of 62 and his employment terminates for any reason other than "cause", the Administrative Committee would have the authority, in its sole discretion, to amend the stock option agreement to provide for the immediate vesting of options granted pursuant to the stock option agreement. In addition, the Administrative Committee would have the authority to permit these options to be exercisable during the term specified in the original stock option agreement. In order to take this action, the Administrative Committee must require that the proposed amendment to the stock option agreement contain a non-compete and non-solicitation provision applicable during the remaining option term. The Board of Directors feels that this proposed amendment provides an important incentive to attract and retain employees.

         Approval by the shareholders of the proposed amendment to the 1993 Employees' Stock Option Plan requires that the number of shares voted in favor of the proposed amendment exceed the number of shares voted against the proposed amendment.

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the proposed amendment.


                                     ITEM 3
                   AMENDMENT TO THE 1993 RESTRICTED STOCK PLAN

         As set forth above under "Employee Benefit Plans - Restricted Stock Plan", the Corporation has adopted a restricted stock plan for officers and employees of the Corporation and the Bank. The Board of Directors has adopted a proposed amendment to the Restricted Stock Plan, subject to shareholder approval, which would provide for a change to the vesting schedule of shares of restricted stock upon the retirement of certain employees. The Restricted Stock Plan currently provides that all unvested shares of restricted stock are forfeited upon termination of employment for any reason.

         The proposed amendment would change the Restricted Stock Plan to provide that if an employee to whom shares of restricted stock have been awarded has attained the age of 62 and his employment terminates for any reason other than "cause", the Administrative Committee would have the authority, in its sole discretion, to amend the restricted stock agreement to provide for the immediate vesting of the shares of restricted stock awarded pursuant to the restricted stock agreement upon termination of employment. In order to take this action, the Administrative Committee must require that the proposed amendment to the restricted stock agreement contain a non-compete and non-solicitation provision applicable during the remaining option term. If the Administrative Committee finds in its sole discretion that the employee has violated either the non-compete or the non-solicitation provision, any shares of restricted stock which were not vested upon termination of employment shall be returned to the Corporation for no consideration. The Board of Directors feels that this proposed amendment provides an important incentive to attract and retain employees.

         Approval by the shareholders of the proposed amendment to the 1993 Restricted Stock Plan requires that the number of shares voted in favor of the proposed amendment exceed the number of shares voted against the proposed amendment.

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the proposed amendment.

                                     ITEM 4
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of the Corporation proposes that the shareholders ratify the selection by the Audit Committee of the firm of Ernst & Young, LLP, Certified Public Accountants, as independent public accounts for the Corporation for the year ending December 31, 2004. Ernst & Young has been the independent auditors of the Corporation since its inception in 1993. In the event the selection of Ernst & Young is not ratified by the shareholders, the Audit Committee will consider selection of other independent public accountants for the year ending December 31, 2004.

                                   AUDIT FEES

         The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2003 and 2002 and for other services rendered for the years ended December 31, 2003 and 2002 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation.


                                        Years ended December 31
                                        -----------------------
                                 2003                            2002
                                 ----                            ----

Audit Fees                     $103,000                        $54,750
Audit-Related Fees                5,050                          4,850
Tax Fees                          5,564                          5,868
Other Fees                        2,590                          1,500
                               --------                        -------
                               $116,204                        $66,968
                               ========                        =======

         Audit Fees: Consists of fees billed for professional services rendered for (i) the audit of the Corporation's consolidated financial statements, (ii) audit of internal control over financial reporting; (iii) quarterly reviews and review of the Corporation's Form 10-K; and (iv) accounting consultations on matters addressed during the audit or interim reviews.

         Audit-Related Fees: Consists of fees billed for review of NBIN Statutory Trust I and student lender audit guide.

         Tax Fees:  Consists of tax return preparation.

         All Other Fees: Consists of fees for all other services other than those reported above. These services include the fee to access EY Online, which is used for research of accounting pronouncements and regulatory issues. The Corporation's intent is to minimize services in this category.

         In making its recommendation to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has considered whether services other than audit and audit-related provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         All of the fees and services described above under "audit fees", "audit-related fees", "tax fees" and "other fees" were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and its subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No 61). In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), considered the compatibility of nonaudit services (including audit-related services set forth above) with the auditors' independence, and concluded that the provision of the nonaudit services was compatible with such independence.

         The Audit Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal control and the overall quality of the Corporation's financial reporting. The Audit Committee held six meetings during fiscal year 2003.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

         To further assist in ensuring the independence of the independent auditors, in March 2002 the Audit Committee adopted a resolution limiting the non-audit services which the independent auditors could provide to the Corporation or the Bank. As provided in this resolution of the Audit Committee, neither the Corporation nor the Bank may hire the Corporation's independent auditors to perform any consulting work without the specific written prior approval of the Audit Committee, other than with respect to tax related matters or matters relating to the preparation or filing of documents and reports with the Securities and Exchange Commission.

Members of the Audit Committee:

Kathryn G. Betley (Audit Committee Chairperson),
James M. Cornelius, and
G. Benjamin Lantz, Jr.

                             SHAREHOLDERS PROPOSALS

         Any proposal which a shareholder intends to bring before the next Annual Meeting of Shareholders to be held in 2005 must be received by the Corporation no later than January 19, 2005 for inclusion in next year's proxy statement. Such proposals should be addressed to Morris L. Maurer, President of the Corporation, at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204. If notice of any other shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2005 is not received by the Corporation on or before April 4, 2005, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the President of the Corporation.

                             ADDITIONAL INFORMATION

         The 2003 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2003, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

         Upon written request, the Corporation will provide without charge to each shareholder a copy of the Corporation's annual report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 2003. All requests should be addressed to:

                  Debra L. Ross, CFO
                  The National Bank of Indianapolis Corporation
                  Suite 700
                  107 North Pennsylvania Street
                  Indianapolis, Indiana 46204

              SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

         Any shareholder who desires to contact the Chairman of the Board of Directors or the other members of the Board of Directors may do so electronically by sending an email to the following address:
BoardofDirectors@NBofI.com. Alternatively, a shareholder can contact the Chairman of the Board or the other members of the Board by writing to: Board of Directors, The National Bank of Indianapolis Corporation, Suite 700, 107 North Pennsylvania Street, Indianapolis, Indiana 46204. Communications received electronically or in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded to the Chairperson of the Audit Committee for review.

                                  OTHER MATTERS

         The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with the recommendations of the Board of Directors.

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
                        107 North Pennsylvania, Suite 700
                           Indianapolis, Indiana 46204

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Debra L. Ross and Suzanne C. Harris, or either of them, as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of The National Bank of Indianapolis Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 107 North Pennsylvania Street, Indianapolis, Indiana on June 17, 2004, at 3:00 p.m. (local time), or any adjournment thereof, on the following matters:

1. Election of Directors (for a 3-year term to expire at the 2007 Annual Meeting of Shareholders)

     [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)     for all nominees
     listed below

         James M. Cornelius       G. Benjamin Lantz, Jr.       Michael S. Maurer

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. Amendment to the 1993 Employees' Stock Option Plan to grant the administrative committee of the plan the discretion and authority to allow an option to immediately vest and continue to be exercisable in accordance with the option's original schedule upon the retirement of the employee to whom the option was granted.

                          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. Amendment to the 1993 Restricted Stock Plan to grant the administrative committee of the plan the discretion and authority to immediately vest any unvested shares of restricted stock upon the retirement of the employee to whom the unvested shares of restricted stock were awarded.

                          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Ratification of the selection of Ernst & Young, LLP, Certified Public Accountants, as independent public accountants of the Corporation for the year ending December 31, 2004.

                          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS NO. 1, 2, 3 AND 4.

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                         , 2004
       ------------------------
                                         --------------------------------------
                                         (Signature)

                                         --------------------------------------
                                         (Signature, if held jointly)

    Your vote is important. Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

                                                                       Exhibit A
                                                                       ---------

                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The primary objectives of the Audit Committee are to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of The National Bank of Indianapolis Corporation (the "Corporation"), (ii) the qualifications and independence of the Corporation's independent auditors, (iii) the performance of the Corporation's internal audit function, and (iv) the Corporation's compliance with certain applicable legal and regulatory requirements. In addition, the Audit Committee shall appoint, oversee the performance of and approve the fees of the Corporation's independent auditors.

         In addition, the Audit Committee shall serve as the qualified legal compliance committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         The Audit Committee shall also prepare the Committee report to be included in the Corporation's annual meeting proxy statement.

II.      RESPONSIBILITIES

         The Audit Committee's primary responsibilities include:

Independent Auditors

         o The Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors shall report directly to the Committee. The Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

                  The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditors.

         o Review and approve the audit fees and all other engagement fees or compensation to be paid to the independent auditors.

         o Meet with the independent auditors prior to the commencement of the annual audit to discuss planning, staffing and budgeting of the audit.

         o Review with the independent auditors any problems or difficulties and management's response to any material questions or issues posed by the independent auditors during the engagement. Among the items the Committee may review with the independent auditors are any communications between the audit team and the independent auditors' national office with respect to auditing or accounting issues presented by the engagement, as well as any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors.

         o Discuss with the independent auditors the Corporation's financial and accounting personnel and the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of internal controls or particular areas where new or more detailed controls or procedures are desirable or necessary

         o Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors' internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Corporation.

         o Evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors, and taking into account the opinions of management. The Committee should present its conclusions with respect to the independent auditors to the Board of Directors.

         o Assure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

Financial Statements and Reporting

         o Review and discuss with management and the independent auditors the Corporation's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board of Directors whether the audited financial statements should be included in the Corporation's Form 10-K.

         o Review and discuss with management and the independent auditors the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of each Form 10-Q of the Corporation, including the results of the independent auditors' reviews of the quarterly financial statements to the extent applicable. The chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

         o Review and discuss with management and the independent auditors, as applicable, (i) the Corporation's selection or application of critical accounting policies or principles, including any significant changes in the Corporation's selection or application of critical accounting policies or principles, (ii) any major issues regarding the Corporation's critical accounting policies or principles and financial statement presentation, (iii) any major issues with respect to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies or weaknesses, (iv) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (v) any off-balance sheet transactions, items or obligations (including contingent obligations) and any other relationships of the Corporation with unconsolidated entities that may have a current or future material effect on the Corporation's financial statements,
                  (vi) any pro forma information proposed to be included in the Corporation's financial statements, (vii) any accounting adjustments that were identified or proposed by the independent auditors that were not implemented, and (viii) the effects of regulatory and accounting initiatives on the Corporation's financial statements.

         o Review and discuss with management and the independent auditors, as applicable, the type and presentation of information to be included in earnings press releases (including any use of pro forma or adjusted non-GAAP information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to the public.

         o Review with management and the independent auditors any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues with respect to the Corporation's financial statements, accounting policies or internal controls.

         o Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

         o Review disclosures made to the Committee by the Chief Executive Officer and the Chief Financial Officer in connection with their certification process for the Corporation's Form 10-K and Form 10-Q regarding any significant deficiencies or material weaknesses in the design or operation of the Corporation's internal controls or its disclosure controls and procedures, and any fraud involving management or other employees who have a significant role in the internal controls.

         o Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

Internal Audit Function

         o Assure that the Corporation maintains an internal audit function.

         o Review the internal audit function of the Corporation, including the independence, competence, staffing and authority of the internal auditor, the reporting relationships among the internal auditor, financial management and the Committee, the internal audit reporting obligations, the proposed internal audit plans for each fiscal year and the coordination of such plans with the independent auditors.

         o Review and approve the appointment, dismissal and fees of the internal auditor.

         o Review at least annually the exceptions noted in the reports to the Committee by the internal auditor and the progress made in responding to any exceptions.

         o The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the internal auditors.

General

         o Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

         o Review and approve all related-party transactions involving the Corporation.

         o Discuss with management any second opinions sought from an accounting firm other than the Corporation's independent auditors, including the substance and reasons for seeking any such opinion.

         o Discuss with the Corporation's legal counsel any legal or regulatory matters that may have a material impact on the Corporation's financial statements or its compliance and reporting policies.

         o Make regular reports to the Board of Directors of material actions taken by the Committee.

         o Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors.

         o Perform other activities that the Board of Directors deems necessary or advisable.

III.     LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. All members of the Committee shall have a working familiarity with basic finance and accounting practices. These are the responsibilities of management and the independent auditors.

IV.      MEMBERSHIP

         The Committee shall consist of at least three members of the Board of Directors as the Board shall determine from time to time in its discretion. Each member of the Committee shall be independent of management and the Corporation and shall satisfy the rules and regulations of the Securities and Exchange Commission and the QLCC composition requirements promulgated by the Commission. Members of the Committee shall be considered independent if they are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a member of the Committee. At least one member of the Committee must be an "audit committee financial expert" as defined by the Commission.

         The members of the Committee shall be appointed by the Board of Directors in its discretion and shall serve until their respective successors are selected or until their earlier death, resignation or removal. Unless a Chairperson is selected by the Board of Directors, members of the Committee shall elect a Chairperson by a majority vote of the entire Committee. Committee members shall serve at the pleasure of the Board and may be removed, with or without cause, by a majority vote of the directors present at a meeting of the Board of Directors.

         The Committee may delegate its authority to a subcommittee or subcommittees.

V.       MEETINGS

         The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditor and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation's legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Chairperson of the Committee shall preside at each Committee meeting. The Chairperson or any member of the Committee may call a meeting of the Committee upon notice to each other member at least forty-eight hours prior to the meeting. Any Committee member may waive notice of a meeting. A majority of the entire Committee shall constitute a quorum for any meeting. If a quorum is present at a Committee meeting, a majority vote of the members present at such meeting shall be required to approve any action of or to decide any question brought before the Committee.

VI.      ADVISORS

         The Committee shall have the exclusive authority to retain (including authority to approve fees and other retention terms), at the expense of the Corporation, and to terminate any accounting or other consultants to advise the Committee, as well as to retain any legal or other advisors as it deems appropriate. The Committee shall also have the authority, to the extent it deems appropriate, to conduct or authorize investigations into any matters within the scope of its responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent auditors for the purpose of rendering or issuing an audit report or performing other services for the Corporation, and (ii) all legal, consultant and other advisors employed by the Committee.




                                      * * *